Exhibit 99.1


       Innovex Announces Fourth Quarter and Fiscal 2006 Results


    MAPLE PLAIN, Minn.--(BUSINESS WIRE)--Nov. 6, 2006--Innovex (Nasdaq:INVX) today reported revenue of $32.2 million and revenue excluding pass through material of $17.5 million for the fiscal 2006 fourth quarter ending September 30, 2006, in line with guidance provided on September 25, 2006. In the fiscal 2005 fourth quarter the Company reported revenue of $47.5 million and revenue excluding pass through material of $25.4 million.

    Revenue for fiscal 2006 was $173.1 million compared to $200.2 for the same period last year. Revenue excluding pass through material for fiscal 2006 was $92.8 million as compared to $103.4 million for fiscal 2005.

    The Company's net loss was $5.7 million or $0.30 per share in the fourth quarter of fiscal 2006 as compared to a net loss of $7.4 million or $0.38 per share in the prior year fourth quarter. The fiscal 2006 fourth quarter includes restructuring charges of $2.9 million or $0.15 per share. The Company's fiscal 2006 fourth quarter net loss excluding the restructuring charge was $2.9 million or $0.15 per share. The Company's fiscal 2005 fourth quarter net loss was $2.0 million or $0.11 per share excluding restructuring charges of $801,000 and a $4.5 million deferred tax valuation adjustment.

    The fiscal 2006 net loss was $17.0 million or $0.88 per share as compared to a net loss of $25.0 million or $1.30 per share in fiscal 2005. Fiscal 2006 includes restructuring charges of $14.8 million or $0.77 per share. The Company's fiscal 2006 net loss excluding the restructuring charge was $2.2 million or $0.11 per share. The Company's fiscal 2005 net loss was $9.4 million or $0.49 per share excluding restructuring charges of $2.8 million and a $12.9 million deferred tax valuation adjustment.

    The fiscal 2006 fourth quarter restructuring charges of $2.9 million are primarily related to the Company's plan to accelerate end of life production for FSA flexible circuits in Litchfield and discontinue use of that facility by the end of March 2007. Concurrent with Flex Suspension Assembly (FSA) flexible circuit end of life production, the Company will also accelerate end of life production at its Eastlake, Ohio laminate material manufacturing facility, where it manufactures FSA flexible circuit laminate materials. In addition to the closing of its Litchfield and Eastlake facilities, the Company is also selectively reducing its indirect labor and general and administrative expenses at both its US and Thailand locations. Sales resources and expenses will not be impacted by the restructuring and will likely be increased in an effort to aggressively leverage the Company's low cost business model.

    Restructuring charges related to these changes could total up to $6.0 million over the next twelve months. Included in the total are non-cash asset impairment charges of approximately $2.0 million which were included in the fiscal 2006 fourth quarter. The remaining expected restructuring charges of approximately $4.0 million will be recorded as the liabilities are incurred over the next twelve months and are expected to include severance costs of up to $2.0 million and facility abandonment costs of up to $2.0 million.

    The Company expects annual cost savings from these changes to be at least $10 million by the end of fiscal 2007. Over 90% of the savings are expected to be cash related. Approximately 65% of the savings are expected to reduce cost of goods sold while the remaining savings will reduce general and administrative expenses. Post restructuring operating expenses are expected to be between $16 million and $18 million annually. Capital expenditures related to the restructuring plan will be minimal. Capital expenditures are expected to be approximately $8 million in fiscal 2007 driven primarily by cost reduction projects.

    "The recent decision to close all U.S. based manufacturing sites was perhaps our most difficult yet," commented William P. Murnane, Innovex's President and CEO. "However, when we considered the Company's competitive environment and our business outlook over the next six to twelve months as FSA, our largest revenue producing product, goes end-of-life, we felt we had no choice but to take quick and decisive action."

    "By moving all operations offshore, we will be able to lower our breakeven point to between $17 million and $18 million of quarterly revenue excluding pass through material. These improvements, coupled with a redirection of our sales effort to focus on existing flexible circuit applications rather than long term new product development applications, should provide the revenue we need to reach our targeted long-term margin structure by the end of fiscal 2007."

    FSA products constituted 55% of the Company's net sales for the fiscal 2006 fourth quarter, Actuator Flex (AFC) revenue was 34%, Flat Panel Display (FPD) product revenue was 5%, integrated circuit packaging application revenue was 4% and network system and other application revenue was 2%.

    In fiscal 2006, FSA products constituted 58% of the Company's net sales, AFC revenue was 22%, FPD product revenue was 14%, integrated circuit packaging application revenue was 3% and network system and other application revenue was 3%.

    Fiscal year 2006 cash provided by operating activities was $18.1 million. The Company had a cash balance of $9.8 million at September 30, 2006. Total long and short-term debt outstanding at September 30, 2006 was $28.8 million, reflecting an $18.9 million reduction in debt from September 30, 2005. Cash availability under the Company's existing credit facilities as of September 30, 2006 was approximately $31.9 million. Capital expenditures for fiscal year 2006 were $8.1 million.

    Conference Call & Live Webcast

    Innovex will conduct a conference call and webcast for investors beginning at 5:00 p.m. Eastern Time (ET) on Monday, November 6, 2006. During the conference call, Mr. Murnane and senior managers will discuss the Company's future product, revenue, mix and margin expectations along with historical results.

    To listen to the live conference call, dial 785-832-1508 and ask for conference ID "Innovex." The live webcast will be available at www.innovexinc.com/investor.shtml. A replay of the call will be available 6:00 p.m. ET on Monday, November 6 through 11:59 p.m. ET on Wednesday, November 8, 2006. To access the replay, dial (402) 220-1508 and ask for conference ID "Innovex." The webcast version of the conference call will be archived at www.innovexinc.com/investor.shtml.

    About Innovex, Inc.

    Innovex, Inc. is a leading manufacturer of high-density flexible circuit-based electronic interconnect solutions. Innovex's products enable the miniaturization and increasing functionality of high technology electronic devices. Applications for Innovex's products include data storage devices such as hard disk drives and tape drives, liquid crystal displays for mobile telecommunication devices, flat panel displays and printers. Innovex is known worldwide for its advanced technology and world class manufacturing.

    Safe Harbor for Forward Looking Statements

    Except for historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties, including the timely availability and acceptance of new products, impact of restructuring charges, changes in product mix, the impact of competitive products and pricing, effect of world-wide economic conditions on flexible circuit demand, changes in manufacturing efficiencies, fluctuations in financial results and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.


                            INNOVEX, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                            (In thousands)


                                     Three Months Ended September 30,
                                     ---------------------------------
                                          2006              2005
                                     ---------------  ----------------

Net sales                                   $32,206           $47,462
Costs and expenses:
 Cost of sales                               30,059            43,335
 Selling, general and administrative          3,000             3,422
 Royalty expense to equity investee             246               430
 Engineering                                  1,109             1,528
 Restructuring charges                        2,865               801
 Net interest expense                           582               534
 Net other (income) expense                      68               263
                                     ---------------  ----------------
Income (loss) before income taxes            (5,723)           (2,851)

Provision for income taxes                        9             4,503
                                     ---------------  ----------------

Net income (loss)                           ($5,732)          ($7,354)
                                     ===============  ================

Net income (loss) per share:
    Basic                                    ($0.30)           ($0.38)
                                     ===============  ================
    Diluted                                  ($0.30)           ($0.38)
                                     ===============  ================

Weighted average shares outstanding:
    Basic shares                             19,367            19,203
                                     ===============  ================
    Diluted shares                           19,367            19,203
                                     ===============  ================


                                     Twelve Months Ended September 30,
                                     ---------------------------------
                                          2006              2005
                                     ---------------  ----------------

Net sales                                  $173,144          $200,247
Costs and expenses:
 Cost of sales                              154,353           185,286
 Selling, general and administrative         14,561            14,268
 Royalty expense to equity investee           1,433             1,897
 Engineering                                  5,144             6,969
 Restructuring charges                       14,768             2,771
 Net interest expense                         2,147             1,550
 Net other (income) expense                  (2,301)             (367)
                                     ---------------  ----------------
Income (loss) before income taxes           (16,961)          (12,127)

Provision for income taxes                        9            12,860
                                     ---------------  ----------------

Net income (loss)                          ($16,970)         ($24,987)
                                     ===============  ================

Net income (loss) per share:
    Basic                                    ($0.88)           ($1.30)
                                     ===============  ================
    Diluted                                  ($0.88)           ($1.30)
                                     ===============  ================

Weighted average shares outstanding:
    Basic shares                             19,300            19,164
                                     ===============  ================
    Diluted shares                           19,300            19,164
                                     ===============  ================



                            INNOVEX, INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                           September 30, September 30,
Assets                                         2006          2005
                                           ------------- -------------
  Cash and short-term investments                $9,819       $12,914
  Accounts receivable, net                       14,152        32,585
  Inventory                                      12,009        17,744
  Other current assets                            2,545         1,314
----------------------------------------------------------------------
     Total current assets                        38,525        64,557
  Property, plant and equipment, net             51,560        66,507
  Intangible & other assets, net                  4,082         6,762
----------------------------------------------------------------------
      Total assets                              $94,167      $137,826
                                           ============= =============


Liabilities and Stockholders' Equity
  Current liabilities                           $28,858       $48,632
  Long-term debt                                 19,800        27,818
  Stockholders' equity                           45,509        61,376
----------------------------------------------------------------------
      Total liabilities and stockholders'
       equity                                   $94,167      $137,826
                                           ============= =============


                            INNOVEX, INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                            (In thousands)

                                     Twelve months ended September 30,
                                     ---------------------------------
                                           2006             2005
                                     ---------------- ----------------
Cash Flows From Operating
 Activities:
   Net income (loss)                        ($16,970)        ($24,987)
   Adjustments to reconcile net
    income (loss) to net
       cash provided by operating
        activities:
       Depreciation and amortization          10,321           12,176
       Asset impairment charges               11,183                -
       Deferred income taxes                       -           12,855
       Stock option expense                      671                -
       Other non-cash items                   (3,313)             (16)
       Changes in operating assets
        and liabilities:
          Accounts receivable                 18,433           (5,338)
          Inventories                          5,280           (5,521)
          Other current assets                (1,231)           1,384
          Other long term assets               2,677             (230)
          Accounts payable                    (7,255)           2,438
          Other current liabilities           (1,661)             900
                                     ---------------- ----------------
Net cash provided by (used in)
 operating activities                         18,135           (6,339)

Cash Flows From Investing
 Activities:
      Capital expenditures                    (8,125)         (28,830)
      Proceeds from sale of assets             5,338            2,940
                                     ---------------- ----------------
Net cash used in investing
 activities                                   (2,787)         (25,890)

Cash Flows From Financing
 Activities:
    Net long-term debt activity               (4,994)          16,566
    Net line of credit activity              (13,881)          13,881
    Proceeds from exercise of stock
     options                                     432              274
                                     ---------------- ----------------
    Net cash provided by (used in)
     financing activities                    (18,443)          30,721
                                     ---------------- ----------------
Increase (decrease) in cash and
 equivalents                                  (3,095)          (1,508)
Cash and equivalents at beginning of
 period                                       12,914           14,422
                                     ---------------- ----------------
Cash and equivalents at end of
 period                                       $9,819          $12,914
                                     ================ ================


    CONTACT: Innovex, Inc.
             Douglas W. Keller, 763-479-5300
             Facsimile: 763-479-5395
             Internet: http://www.innovexinc.com